UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2018, XpresSpa Group, Inc. (the “Company”) and certain holders (each a “Holder,” and together the “Holders”) of the Company’s outstanding 5% Secured Convertible Notes due November 16, 2019 (the “Notes”), entered into a Second Amendment Agreement to such Holders’ Notes (the “Second Amendment Agreement”) whereby (i) regularly scheduled monthly amortization payments (the “Monthly Payments”) due and payable by the Company to such Holders in January, February and March of 2019 (the “Waiver Period”) have been waived by such Holders and the aggregate Monthly Payments during the Waiver Period that would otherwise be due and payable to such Holders but for the entry into the Second Amendment Agreement will be spread over the remaining life of the Notes, (ii) each Holder is permitted to convert its pro rata amount of the Notes into shares of the Company’s common stock, par value $0.01 (the “Common Stock”), in an aggregate amount of up to 5,000,000 shares of Common Stock at a conversion price of $0.20 per share of Common Stock and (iii) subject to stockholder approval, the Company may be permitted, at its option, to further reduce the conversion price of the Notes at an unspecified future date. All other material terms of the Notes held by the Holders remain unchanged. Not all holders of the Notes entered into the Second Amendment Agreement and therefore the Notes held by holders who have not executed the Second Amendment Agreement will continue to be governed by the original terms of the Notes, as amended by the Amendment Agreement to the Notes dated as of August 14, 2018.

Certain of the shares of Common Stock issued upon conversion of the Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and will issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Each of the Holders previously acquired the Notes for investment and acknowledged that it is an accredited investor as defined by Rule 501 under the Securities Act. Certain of the shares of Common Stock issuable upon conversion of the Notes in accordance with the Second Amendment Agreement may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

The foregoing summary of the Second Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amendment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

10.1	Second Amendment Agreement to Secured Convertible Notes Due November 16, 2019, dated December 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: December 12, 2018	By:	/s/ Edward Jankowski
Name: Edward Jankowski
Title: Chief Executive Officer